Exhibit 4.4

Amendment and Waiver to Registration Rights Agreement

This Amendment and Waiver to Registration Rights Agreement is entered into as of November 3, 2008 (this “Amendment”), by and among World Heart Corporation, a Canadian corporation (the “Company”), its wholly-owned subsidiary World Heart Inc. (“WHI”), and the undersigned Investors.  Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement (as defined below).

WHEREAS, the Company and certain Investors entered into that certain Registration Rights Agreement dated as of July 31, 2008 (the “Agreement”);

WHEREAS, Section 7(a) of the Agreement provides that the Agreement may be amended, and the Company may omit to perform any act therein required to be performed by it, upon with the written consent of the Company and the Required Investors;

WHEREAS, Section 2(a)(i) of the Agreement provides that no later than the earlier of (i) thirty (30) days after the Shareholders Meeting and (ii) September 30, 2008 (the earlier of such dates, the “Filing Deadline”) the Company shall prepare and file with the SEC one Registration Statement covering the resale of the Registrable Securities;

WHEREAS, Section 2(a)(i) of the Agreement provides that if a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will pay certain penalties to each Investor; and

WHEREAS, the undersigned Investors comprising the Required Investors desire to amend the Agreement to extend the Filing Deadline, to make certain other amendments as provided herein, and to waive certain obligations of the Company to pay damages to the Investors pursuant to Section 2(a)(i) of the Registration Rights Agreement solely as provided herein.

NOW, THEREFORE, for good and valuable consideration mutually given, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       The first sentence of Section 2(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“Promptly following the closing of the purchase and sale of the securities contemplated by the Recapitalization Agreement (the “Closing Date”) but no later than thirty (30) days after the Shareholders Meeting (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if the Company is not then eligible to use Form S-3 to register the resale of the Registrable Securities, on such form of registration statement as is then available to effect a registration for resale of the

Registrable Securities), covering the resale of the Registrable Securities.”

2.                                       The third sentence of Section 2(c)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earliest of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 90th day after the Filing Deadline, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding any Allowed Delay (as defined below) or the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions, then the Company will make payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to such Investor’s Liquidated Damages Amount for each 30- day period (or pro rata for any portion thereof) following the date by which such Registration Statement should have been effective (the “Blackout Period”).”

3.                                       Pursuant to Section 7(a) of the Agreement, the undersigned hereby (i) consents to the failure by the Company to prepare and file with the SEC, not later than September 30, 2008, a Registration Statement covering the resale of the Registrable Securities, and (ii) waives, on behalf of itself and each other Investor, any damages to which it or any other Investor might be entitled pursuant to Section 2(a)(i) of the Agreement or otherwise with regard to such failure.  This consent shall be effective for the purposes set forth herein and shall not be deemed to be a consent to any waiver of any other term of the Agreement, or otherwise prejudice any right or remedy which the Investors may now have or may have in the future under or in connection with the Agreement.

4.                                       Except as otherwise amended by this Amendment, the Agreement shall continue in full force and effect.

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2

IN WITNESS WHEREOF, the parties have executed this Amendment and Waiver or caused their duly authorized officers to execute this Amendment and Waiver as of the date first written above.

COMPANY:

WORLD HEART CORPORATION

By:	/s/ Jal S. Jassawalla
Name: Jal S. Jassawalla
Title: President and Chief Executive Officer

WORLD HEART INC.

By:	/s/ Jal S. Jassawalla
Name: Jal S. Jassawalla
Title: President

[SIGNATURE PAGE TO AMENDMENT AND WAIVER]

INVESTORS:

ABIOMED, INC.

By:	/s/ Michael R. Minogue
Name: Michael R. Minogue
Title: CEO, President and Chairman of the Board

[SIGNATURE PAGE TO AMENDMENT AND WAIVER]

INVESTORS:

SPECIAL SITUATIONS FUND III QP, L.P.

By:	/s/ Austin W. Marxe
Name: Austin W. Marxe
Title: General Partner

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	/s/ Austin W. Marxe
Name: Austin W. Marxe
Title: General Partner

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ Austin W. Marxe
Name: Austin W. Marxe
Title: General Partner

SPECIAL SITUATIONS LIFE SCIENCES FUND, L.P.

By:	/s/ Austin W. Marxe
Name: Austin W. Marxe
Title: General Partner

/s/ Austin W. Marxe
Austin W. Marxe

[SIGNATURE PAGE TO AMENDMENT AND WAIVER]

INVESTORS:

VENROCK PARTNERS V, L.P.

by its General Partner,
Venrock Partners Management V, LLC

By:	/s/ Anders Hove
Name: Anders Hove
Title: Member

VENROCK ASSOCIATES V, L.P.

by its General Partner,
Venrock Management V LLC

By:	/s/ Anders Hove
Name: Anders Hove
Title: Member

VENROCK ENTRPRENEURS FUND V, L.P.

by its General Partner,
VEF Management V LLC

By:	/s/ Anders Hove
Name: Anders Hove
Title: Member

[SIGNATURE PAGE TO AMENDMENT AND WAIVER]

INVESTORS:

NEW LEAF VENTURES II, L.P.

By:	New Leaf Venture Associates II, L.P.
Its: General Partner

By:	New Leaf Venture Management II, L.L.C.
Its: General Partner

By:	/s/ Jeani Delgardelle
Name: Jeani Delagardelle
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT AND WAIVER]